EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):
(In thousands, except number of days and per share data)

(A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                      QUARTERS ENDED JULY 4, 2002 AND JULY 5, 2001

                                                                      WEIGHTED
                         SHARES OF    NUMBER OF DAYS   NUMBER OF   NUMBER OF SHARES
                       COMMON STOCK    OUTSTANDING    SHARE DAYS     OUTSTANDING
                       ------------   --------------  ----------   ----------------
Quarter Ended July 4, 2002

April 5 - July 4          7,109              91          646,939
Shares Issued                10           Various            290
                          -----                          -------
                          7,119                          647,229          7,112
                          =====                          =======          =====

Quarter Ended July 5, 2001

April 6 - July 5          7,061              91          642,506
Shares Issued                 2           Various            154
                          -----                          -------
                          7,063                          642,660          7,062
                          =====                          =======          =====

                   THREE QUARTERS ENDED JULY 4, 2002 AND JULY 5, 2001

                                                                       WEIGHTED
                         SHARES OF     NUMBER OF DAYS   NUMBER OF   NUMBER OF SHARES
                        COMMON STOCK    OUTSTANDING    SHARE DAYS     OUTSTANDING
                        ------------   --------------  ----------   ----------------
Period Ended July 4, 2002

October 1 - July 4        7,065               277       1,956,952
Shares Issued                54            Various          7,561
                          -----                         ---------
                          7,119                         1,964,513         7,092
                          =====                         =========         =====

Period Ended July 5, 2001

October 1 - July 5       7,027               278       1,953,620
Shares Issued               36            Various          6,014
                         -----                         ---------
                         7,063                         1,959,634          7,049
                         =====                         =========          =====

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(B)     Computation of Net Earnings (Loss) Per Share:

        Computation of net earnings (loss) per share is net earnings
        (loss) divided by the weighted average number of shares of common stock outstanding for the periods indicated:

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


                                      QUARTER ENDED    THREE QUARTERS ENDED
                                     July 4,  July 5,   July 4,    July 5,
                                      2002     2001      2002       2001
                                     -------  -------   -------    -------
Basic:
  Weighted average number of shares
    of common stock outstanding        7,112    7,062     7,092      7,049
                                      ------   ------    ------     ------
  Net earnings (loss)                ($  144)  $  627   ($1,173)   ($   80)
                                      ------   ------    ------     ------
  Basic earnings (loss) per share    ($ 0.02)  $ 0.09   ($ 0.17)   ($ 0.01)
                                      ======   ======    ======     ======

Assuming dilution:
  Weighted average number of shares
    of common stock outstanding        7,112    7,062     7,092      7,049
  Net effect of dilutive stock
    options-not included if the
    effect was antidilutive                0       35         0          0
                                      ------   ------    ------     ------
  Total                                7,112    7,097     7,092      7,049
                                      ------   ------    ------     ------

  Net earnings (loss)                ($  144)  $  627   ($1,173)   ($   80)
                                      ------   ------    ------     ------
  Diluted earnings (loss) per share  ($ 0.02)  $ 0.09   ($ 0.17)   ($ 0.01)
                                      ======   ======    ======     ======

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